Exhibit 99.1

***For Immediate Release***

Saia, Inc. Reports First Quarter 2013 Earnings

Operating income increased 32 percent to $14.5 million

JOHNS CREEK, GA – April 26, 2013 – Saia, Inc. (NASDAQ: SAIA), a leading transportation provider offering multi-regional less-than-truckload (LTL), non-asset truckload and logistics services, today reported improved first quarter 2013 results driven by effective yield management and operational efficiencies.

First Quarter 2013 Compared to First Quarter 2012 Results

•	Revenues were $274 million, an increase of 1.9 percent

•	Revenue per workday increased by 3.5 percent with one less workday in the first quarter of 2013

•	Operating income increased by 32 percent to $14.5 million from $11.0 million

•	Earnings per share were $0.55, including $0.06 in tax credits enacted in 2013 retroactive to 2012, compared to $0.34

•	Operating ratio was 94.7 compared to 95.9

•	LTL tonnage per workday decreased 2.1 percent

•	LTL yield was up 5.4 percent due to yield management and higher fuel surcharges

“Saia’s superior service quality, operational excellence and revenue management initiatives facilitated another quarter of improved margins. We achieved a 120 basis point improvement in our operating ratio by marketing to customers who value quality service and by achieving targeted operational efficiencies. I am pleased that the company’s execution in key areas continues to progress margins and earnings per share,” said Rick O’Dell, Saia President and Chief Executive Officer.

“Saia’s service was consistently 98 percent on-time during the quarter. We remain committed to advancing our value proposition through major investments in equipment and technology that are also driving operational efficiencies. I was particularly pleased that we achieved projected efficiencies in our linehaul network performance in spite of relatively soft tonnage. I believe that Saia’s strong overall service, focused pricing discipline and operational strength provide a solid foundation for long-term profitable growth and increased shareholder and customer value,” O’Dell said.

Financial Position and Capital Expenditures

Total debt was $58.8 million at March 31, 2013 resulting in net debt to total capital of 18.1 percent. This compares to total debt of $86.5 million and net debt to total capital of 27.7 percent at March 31, 2012.

Saia, Inc. First-Quarter 2013 Earnings

Net capital expenditures for the first three months of 2013 were $6 million. This compares to $39 million of net capital expenditures in the same period in 2012. The Company is planning net capital expenditures in 2013 of approximately $90 million. This expenditure level reflects replacement tractors and trailers to reduce the average age of our fleet and the Company’s continued investment in technology.

Conference Call

Management will hold a conference call to discuss first-quarter results today at 11:00 a.m. Eastern Time. To participate in the call, please dial 1-888-389-5988 or 719-457-2664 referencing conference ID #4697039. Callers should dial in five minutes in advance of the conference call. This call will be webcast live via the Company web site at www.saiacorp.com.

A replay of the call will be available starting two hours after the completion of the call through May 2, 2013 at 2:00 p.m. Eastern Time. The replay will be available by dialing 1-888-203-1112 or 719-457-0820.

The webcast is also being distributed over CCBN’s Investor Distribution Network. Institutional investors can access the call via CCBN’s password-protected event management site, StreetEvents (www.streetevents.com).

Saia, Inc. (NASDAQ: SAIA) offers customers a wide range of less-than-truckload, non-asset truckload, expedited and logistics services. Saia LTL Freight operates 147 terminals in 34 states. With headquarters in Georgia, Saia employs 8,000 people. For more information on Saia, Inc. visit the Investor Relations section at www.saiacorp.com.

The Securities and Exchange Commission encourages companies to disclose forward-looking information so that investors can better understand the future prospects of a company and make informed investment decisions. This news release contains these types of statements, which are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “may,” “plan,” “predict,” “believe,” “should” and similar words or expressions are intended to identify forward-looking statements. Investors should not place undue reliance on forward-looking statements and the Company undertakes no obligation to update or revise any forward-looking statements. All forward-looking statements reflect the present expectation of future events of our management as of the date of this news release and are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in any forward-looking statements. These factors, risks, assumptions and uncertainties include, but are not limited to, general economic conditions including downturns in the business cycle; the creditworthiness of our customers and their ability to pay for services; competitive initiatives and pricing pressures, including in connection with fuel surcharge; the Company’s need for capital and uncertainty of the current credit markets; the possibility of defaults under the Company’s debt agreements (including violation of financial covenants); possible issuance of equity which would dilute stock ownership; indemnification obligations associated with the 2006 sale of Jevic Transportation, Inc.; the effect of litigation including class action lawsuits; cost and availability of qualified drivers, fuel, purchased transportation, real property, revenue equipment

Saia, Inc. First-Quarter 2013 Earnings

and other assets; governmental regulations, including but not limited to Hours of Service, engine emissions, the “Compliance, Safety, Accountability” (CSA) initiative, compliance with legislation requiring companies to evaluate their internal control over financial reporting, changes in interpretation of accounting principles and Homeland Security; dependence on key employees; inclement weather; labor relations, including the adverse impact should a portion of the Company’s workforce become unionized; effectiveness of Company-specific performance improvement initiatives; terrorism risks; self-insurance claims and other expense volatility; increased costs as a result of recently enacted healthcare reform legislation and other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s SEC filings. As a result of these and other factors, no assurance can be given as to our future results and achievements. A forward looking statement is neither a prediction nor a guarantee of future events or circumstances and those future events or circumstances may not occur.

# # #

CONTACT:	Saia, Inc.
Renée McKenzie, Treasurer RMcKenzie@Saia.com 678.542.3910

Saia, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Amounts in thousands)

(Unaudited)

	March 31,	December 31,
	2013	2012
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$437	$321
Accounts receivable, net	126,597	106,814
Prepaid expenses and other	32,585	37,028

Total current assets	159,619	144,163
PROPERTY AND EQUIPMENT:
Cost	722,265	718,527
Less: accumulated depreciation	361,364	356,823

Net property and equipment	360,901	361,704
OTHER ASSETS	14,534	13,821

Total assets	$535,054	$519,688

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$53,476	$43,706
Wages and employees’ benefits	26,848	30,842
Other current liabilities	44,721	44,609
Current portion of long-term debt	22,143	22,143

Total current liabilities	147,188	141,300
OTHER LIABILITIES:
Long-term debt, less current portion	36,613	38,562
Deferred income taxes	55,611	55,611
Claims, insurance and other	31,639	29,696

Total other liabilities	123,863	123,869
STOCKHOLDERS’ EQUITY:
Common stock	16	16
Additional paid-in capital	207,258	206,977
Deferred compensation trust	(2,165)	(2,213)
Retained earnings	58,894	49,739

Total stockholders’ equity	264,003	254,519

Total liabilities and stockholders’ equity	$535,054	$519,688

Saia, Inc. and Subsidiaries

Consolidated Statements of Operations

For the Quarters Ended March 31, 2013 and 2012

(Amounts in thousands, except per share data)

(Unaudited)

	First Quarter
	2013	2012
OPERATING REVENUE	$273,795	$268,690
OPERATING EXPENSES:
Salaries, wages and employees’ benefits	136,854	131,700
Purchased transportation	16,771	19,309
Fuel, operating expenses and supplies	79,002	79,397
Operating taxes and licenses	9,579	9,866
Claims and insurance	5,595	6,174
Depreciation and amortization	11,634	11,415
Operating gains, net	(172)	(219)

Total operating expenses	259,263	257,642

OPERATING INCOME	14,532	11,048
NONOPERATING EXPENSES:
Interest expense	1,528	1,964
Other, net	(66)	(95)

Nonoperating expenses, net	1,462	1,869

INCOME BEFORE INCOME TAXES	13,070	9,179
Income tax expense	3,915	3,644

NET INCOME	$9,155	$5,535

Average common shares outstanding—basic	15,990	15,833

Average common shares outstanding—diluted	16,632	16,358

Basic earnings per share	$0.57	$0.35

Diluted earnings per share	$0.55	$0.34

Saia, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

For the Quarters Ended March 31, 2013 and 2012

(Amounts in thousands)

(Unaudited)

	Quarters
	2013	2012
OPERATING ACTIVITIES:
Net cash provided by operating activities	$7,018	$24,049

Net cash provided by operating activities	7,018	24,049

INVESTING ACTIVITIES:
Acquisition of property and equipment	(6,725)	(40,595)
Proceeds from disposal of property and equipment	710	1,358

Net cash used in investing activities	(6,015)	(39,237)

FINANCING ACTIVITIES:
Borrowings (payment) of revolving credit agreement, net	(1,945)	13,595
Proceeds from stock option exercises	1,058	336

Net cash provided by (used in) financing activities	(887)	13,931

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	116	(1,257)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	321	1,317

CASH AND CASH EQUIVALENTS, END OF PERIOD	$437	$60

Saia, Inc. and Subsidiaries

Financial Information

For the Quarters Ended March 31, 2013 and 2012

(Unaudited)

					First Quarter
		First Quarter		%	Amount/Workday		%
		2013	2012	Change	2013	2012	Change
Workdays					63	64
Operating Ratio (1)		94.7%	95.9%
Tonnage (2)	LTL	896	929	(3.6)	14.22	14.52	(2.1)
	TL	165	178	(7.5)	2.62	2.79	(6.0)
Shipments (2)	LTL	1,520	1,599	(5.0)	24.12	24.99	(3.5)
	TL	24	25	(5.9)	0.38	0.40	(4.4)
Revenue/cwt. (3)	LTL	$14.18	$13.45	5.4
	TL	$5.90	$5.60	5.5
Revenue/shipment (3)	LTL	$167.25	$156.39	6.9
	TL	$814.57	$785.98	3.6
Pounds/shipment	LTL	1,179	1,162	1.4
	TL	13,804	14,047	(1.7)
Length of Haul		734	728	0.8

(1)	The operating ratio is the calculation of operating expenses divided by operating revenue.
(2)	In thousands
(3)	Revenue does not include the adjustment required for financial statement purposes in accordance with the Company’s revenue recognition policy and other revenue.